SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Charter Communications, Inc. (the "Company") and Marwan Fawaz have entered into an agreement, effective as of August 1, 2006 (the "Employment Agreement"), whereby Mr. Fawaz will serve in an executive capacity as its Executive Vice President at a salary of $450,000, to perform such executive, managerial and administrative duties as are assigned or delegated by the President and/or Chief Executive Officer, including but not limited to serving as Chief Technology Officer. The term of the Employment Agreement is two years from the effective date. Under the Employment Agreement, Mr. Fawaz will receive a signing bonus of $100,000 and he shall be eligible to receive a performance-based target bonus of up to 70% of salary and to participate in the Long Term Incentive Plan and to receive such other employee benefits as are available to other senior executives. Mr. Fawaz will participate in the 2005 Executive Cash Award Plan, as amended, commencing in 2006, which will provide the same benefit to Mr. Fawaz that he would have been entitled to receive under the Cash Award Plan if he had participated in the Plan at the time of the inception of the Plan in 2005, only with cash awards made one-year later. He will also receive a grant of 50,000 restricted shares of the Company's Class A common stock, vesting in equal installments over a three-year period from effective date and an award of options to purchase 300,000 shares of the Company's Class A common stock under terms of the stock incentive plan on the effective date of the Employment Agreement, which will vest in equal installments over a four-year time period from the grant date. In addition, on the effective date, he will receive 133,741 performance shares under the stock incentive plan and will be eligible to earn these shares over a one-year performance cycle to vest at the end of a three-year vesting period.

In the event that Mr. Fawaz is terminated by the Company without "cause'' or for "good reason,'' as those terms are defined in the employment agreement, Mr. Fawaz will receive his salary for the remainder of the term of the agreement or twelve months' salary, whichever is greater; a pro rata bonus for the year of termination; a lump sum payment equal to payments due under COBRA for the greater of twelve months or the number of full months remaining in the term of the agreement; and the vesting of options and restricted stock for as long as severance payments are made. The employment agreement contains a one-year non-compete provision (or until the end of the term of the agreement, if longer) and a two-year non-solicitation clause.

The full text of the Employment Agreement is filed herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 1.01:

Exhibit Number	Description

99.1	Employment Agreement of Marwan Fawaz.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: August 1, 2006

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President and General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Employment Agreement of Marwan Fawaz.*

* filed herewith